Exhibit 99.1

Rithm Capital Corp. Announces Third Quarter 2026 Results
Q3 GAAP net income of $0.38 per diluted share; earnings available for distribution of $0.55 per diluted share

NEW YORK, NY - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the third quarter ended September 30, 2026.

“Rithm’s strong third quarter results reflect disciplined execution across every part of our platform,” said Michael Nierenberg, CEO of Rithm Capital. “We continued to scale our asset management business, closing new funds and growing a more durable, fee-based earnings stream, while our operating companies delivered: Newrez generated a 24% annualized operating return on equity(3), Genesis reached year-to-date originations of $5.0 billion, and Elecor expanded its third-party capital base by executing a joint venture for a core NYC property, while signing 320,000 square feet of new leases. Our businesses continue to perform, and the strength and breadth of our platform position us well as we enter the fourth quarter with significant momentum and opportunity ahead for our shareholders, clients, and partners.”

Financial Highlights:

•GAAP net income of $217.1 million, or $0.38 per diluted common share(1)
•Earnings available for distribution of $315.3 million, or $0.55 per diluted common share(1)(2)
•Common dividend of $139.6 million, or $0.25 per common share
•Book value per common share of $12.51(1)

	Q3 2026	Q2 2026
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.38	$0.04
GAAP Net Income (in millions)	$217.1	$20.2

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.55	$0.60
Earnings Available for Distribution(2) (in millions)	$315.3	$338.9

Common Dividend:
Common Dividend per Share	$0.25	$0.25
Common Dividend (in millions)	$139.6	$139.6

Business Highlights:

•Asset Management:
•Rithm Asset Management, Rithm Capital’s alternative asset management platform, which includes Sculptor Capital Management, Inc. (“Sculptor Capital”) and Crestline Management, L.P. (“Crestline”), had approximately $61 billion of assets under management (“AUM”)(4) as of September 30, 2026, consistent with quarter end Q2’26.
•$569 million of gross new capital and fund commitment inflows in Q3’26, bringing year-to-date gross inflows to $2.9 billion.

•Commercial Real Estate:
•Elecor Properties, Rithm Capital’s owner and operator of Class A office properties in New York City and San Francisco, increased year-to-date leasing activity to 1.0 million square feet, achieving rents 22% higher across the portfolio as compared to FY 2025.
•Closed on a joint venture with a strong institutional partner for ownership of 1301 Avenue of the Americas. Rithm will continue to hold a significant interest in the asset and operate the building on behalf of the joint venture.
•Closed a $515 million refinancing of 31 West 52nd Street through a multi-tiered structure including a commercial mortgage-backed securitization and two tranches of mezzanine financing.

•Residential Transitional Lending:
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded Q3’26 origination volume of $1.5 billion of residential transition loans (“RTLs”), a year over year (“YoY”) increase of 25%.
•Genesis Capital continued to expand its sponsor base, growing new sponsors funded by 125 in Q3’26, a 74% increase YoY.
•Completed Rithm’s inaugural $375 million securitization collateralized entirely by multifamily RTLs.

•Origination & Servicing:
•Newrez LLC (“Newrez”), Rithm Capital’s mortgage origination and servicing platform, posted pre-tax operating income of $329.7 million in Q3’26, excluding mortgage servicing rights (“MSRs”) mark-to-market (“MTM”) gain, net of hedges, and other non-operating items of $275.2 million, up from $307.6 million in Q2’26, excluding MSRs MTM loss, net of hedges, and other non-operating items of $(194.5) million.
•Newrez generated a 24% annualized operating return on equity (“ROE”)(3) in Q3’26 on $5.5 billion of average ending segment equity.
•Total servicing unpaid principal balance (“UPB”) reached $878.9 billion at the end of Q3’26, which includes $282.8 billion UPB of third-party servicing.
•Origination funded production volume was $12.9 billion in Q3’26, a decrease of 19% quarter over quarter and a decrease of 21% YoY.

•Investment Portfolio:
•Purchased $1.6 billion in UPB of non-qualified mortgage (“NQM”) loans in Q3’26 sourced from Newrez and third-party originators.
•Rithm Capital sponsored and completed two NQM securitizations in Q3’26 totaling $975 million in UPB.
•Acquired $521 million in home improvement loans in Q3’26 under the existing forward flow agreement with Upgrade, Inc. (“Upgrade”), bringing the total purchased through quarter-end to $1.5 billion.
•Amended the existing forward flow agreement with Upgrade to allow for the purchase of an additional $1.2 billion in UPB of home improvement loans.
•Completed a $306 million securitization of home improvement loans.

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 572,817,609 and 568,262,330 weighted average diluted shares for the quarters ended September 30, 2026 and June 30, 2026, respectively. The per share calculation of Book Value is based on 558,407,031 common shares outstanding as of September 30, 2026.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Q3’26 annualized operating ROE is a non-GAAP measure. It is calculated by annualizing Q3’26 pre-tax operating income of $329.7 million (which excludes MSRs MTM gain, net of hedges, and other non-operating items of $275.2 million) dividing by average Origination and Servicing segment ending equity of $5.5 billion.

(4)AUM is estimated and refers to the value of assets for which Rithm Capital and its affiliates provide discretionary investment management, advisory services or real estate asset management. AUM is generally calculated as the sum of: (i) the net asset value of managed accounts and open-ended funds or gross asset value of direct lending, real estate and real estate funds, (ii) uncalled capital commitments and (iii) par value of structured credit vehicles (e.g., collateralized loan obligations). AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other affiliated funds/vehicles. Rithm Capital's calculation of AUM is intended to provide a consistent and comparable measure of managed assets across its businesses; however it is not based on any specific regulatory definition and may differ from similarly titled measures presented by other asset managers and, as a result, may not be comparable. Effective July 1, 2026, Rithm Capital revised its AUM calculation methodology to include assets subject to real estate asset management services and exclude certain other assets. Prior periods have been conformed, with no impact on reported AUM.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Shareholders - Events & Presentations section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Friday, October 23, 2026 at 8:00 A.M. Eastern Time to review the Company’s results for the quarter ended September 30, 2026.

The webcast of the conference call may be accessed at https://events.q4inc.com/attendee/976436235. Please allow extra time prior to the call to visit the website and download any software required to listen to the internet broadcast. In addition, participants are encouraged to pre-register for the conference call at https://events.q4inc.com/analyst/976436235?pwd=0lyfjeVL.
An audio replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, October 22, 2027, in the Events & Presentations section of the Company’s website or using the same link as the webcast at https://events.q4inc.com/attendee/976436235.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$595,372	$614,637
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(186,553) and $(213,874), respectively)	121,277	(392,875)
Servicing revenue, net	716,649	221,762
Interest income	479,592	474,595
Gain on originated residential mortgage loans, held-for-sale, net	214,157	207,006
Asset management revenue	107,345	142,228
Commercial real estate revenue	187,041	182,130
Other residential-related revenue	51,638	54,560
	1,756,422	1,282,281
Expenses
Interest expense and warehouse line fees	480,834	464,114
General, administrative and operating	320,862	307,349
Compensation and benefits	382,366	410,477
Depreciation and amortization	92,428	93,547
	1,276,490	1,275,487
Other Income (Loss)
Realized and unrealized gains, net	19,746	56,305
Other income, net	19,415	23,787
	39,161	80,092
Income before Income Taxes	519,093	86,886
Income tax expense	257,819	18,973
Net Income	261,274	67,913
Non-controlling interests in income of consolidated subsidiaries	3,733	8,032
Redeemable non-controlling interests in income of consolidated subsidiaries	4,256	3,590
Net Income Attributable to Rithm Capital Corp.	253,285	56,291
Dividends on preferred stock	36,159	36,098
Net Income Attributable to Common Stockholders	$217,126	$20,193

Net Income per Share of Common Stock
Basic	$0.39	$0.04
Diluted	$0.38	$0.04
Weighted Average Number of Shares of Common Stock Outstanding
Basic	558,407,031	558,346,329
Diluted	572,817,609	568,262,330

Dividends Declared per Share of Common Stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	September 30, 2026	June 30, 2026
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$12,187,706	$11,091,483
Government and government-backed securities ($4,487,253 and $4,887,937 at fair value, respectively)	4,512,203	4,912,869
Residential mortgage loans ($4,660,524 and $4,241,244 at fair value, respectively)(A)	4,707,366	4,293,492
Consumer loans, at fair value(A)	826,960	707,111
Residential transition loans, at fair value	3,890,850	3,832,312
Residential mortgage loans subject to repurchase	4,594,747	4,308,886
Real estate, net(A)	4,900,278	6,139,789
Insurance company investments, at fair value	1,198,971	1,119,524
Cash, cash equivalents and restricted cash(A)	2,449,322	2,454,708
Servicer advances receivable	2,791,248	2,751,593
Other assets ($3,146,478 and $3,037,780 at fair value, respectively)(A)	6,029,271	5,584,432
Assets of Consolidated Entities(A):
Investments, at fair value and other assets	8,572,408	6,912,669
Total Assets	$56,661,330	$54,108,868
Liabilities and Equity
Liabilities
Secured financing agreements(A)	$14,235,647	$13,677,512
Secured notes and bonds payable ($119,148 and $126,140 at fair value, respectively)(A)	14,011,438	14,363,446
Residential mortgage loan repurchase liability	4,594,747	4,308,886
Unsecured notes, net of issuance costs	1,907,153	1,902,627
Interest sensitive insurance contract liabilities	1,206,009	1,143,797
Dividends payable	190,451	185,032
Accrued expenses and other liabilities ($662,232 and $631,854 at fair value, respectively)(A)	3,484,410	3,104,711
Liabilities of Consolidated Entities(A):
Notes payable, at fair value and other liabilities	7,494,519	5,974,137
Total Liabilities	47,124,374	44,660,148
Commitments and Contingencies
Redeemable Non-controlling Interests of Consolidated Subsidiaries	395,599	397,306
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 67,564,122 issued and outstanding, $1,689,104 aggregate liquidation preference	1,632,915	1,632,915
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 558,407,031 issued and outstanding	5,584	5,584
Additional paid-in capital	7,068,996	7,033,296
Accumulated deficit	(154,522)	(226,449)
Accumulated other comprehensive income	67,089	71,516
Stockholders’ Equity in Rithm Capital Corp.	8,620,062	8,516,862
Non-controlling interests in equity of consolidated subsidiaries	521,295	534,552
Total Stockholders’ Equity	9,141,357	9,051,414
Total Liabilities and Equity	$56,661,330	$54,108,868
(A)The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”) and certain other consolidated VIEs, including funds and collateralized financing entities that are presented separately within assets and liabilities of consolidated entities. VIE assets can only be used to settle obligations and liabilities of the VIEs. VIE creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding:
•Certain realized and unrealized gains and losses on (i) investments other than those that are acquired with the intent to sell or loans that are originated or acquired with the intent to sell, (ii) changes in valuation inputs and assumptions of MSRs, (iii) MSR economic hedges, other than any interest income associated with such instruments and (iv) extinguishment of debt;
•Certain other income and losses, primarily consisting of equity-based or non-recurring compensation expense, straight-line rental revenue, amortization of debt acquired below or above market prices, and certain net income or losses attributable to non-controlling and redeemable non-controlling interests;
•Depreciation and amortization on real estate investment properties and intangible assets;
•Non-capitalized transaction-related expenses, primarily consisting of legal, valuation and other professional service fees incurred in connection with certain investment acquisitions, as well as costs associated with the acquisition and integration of acquired businesses; and
•Deferred taxes.

In computing earnings available for distribution, the Company excludes the items listed above because management does not consider them representative of the Company's core operating performance or of cash available for distribution to stockholders. These adjustments generally fall into three categories: items that are non-cash in nature; items that, while a part of the Company's recurring operations, are subject to significant variability and are therefore generally limited to a potential indicator of future economic performance; and items that relate to the acquisition or integration of investments and businesses rather than to ongoing operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2026	June 30, 2026
Net income attributable to common stockholders - GAAP	$217,126	$20,193
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	(269,759)	181,110
Other loss, net	6,623	14,206
Depreciation and amortization	86,284	87,913
Non-capitalized transaction-related expenses	20,302	21,870
Deferred taxes	254,722	13,636
Earnings available for distribution - Non-GAAP	$315,298	$338,928

Net income per diluted share	$0.38	$0.04
Earnings available for distribution per diluted share	$0.55	$0.60

Weighted average number of shares of common stock outstanding, diluted	572,817,609	568,262,330

SEGMENT INFORMATION
($ in thousands)

Third Quarter Ended September 30, 2026	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Commercial Real Estate	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$595,372	$—	$—	$—	$—	$—	$595,372
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(186,553))	121,277	—	—	—	—	—	121,277
Servicing revenue, net	716,649	—	—	—	—	—	716,649
Interest income	259,545	103,594	39,736	71,999	2,065	2,653	479,592
Gain on originated residential mortgage loans, held-for-sale, net	203,793	—	—	10,364	—	—	214,157
Management fees	—	—	91,637	—	1,322	—	92,959
Incentive fees	—	—	14,386	—	—	—	14,386
Asset management revenue	—	—	106,023	—	1,322	—	107,345
Commercial real estate revenue	—	—	—	—	187,041	—	187,041
Other residential-related revenue	25,865	—	—	25,773	—	—	51,638
Total Revenue	1,205,852	103,594	145,759	108,136	190,428	2,653	1,756,422
Interest expense and warehouse line fees	230,843	50,134	29,015	65,440	65,751	39,651	480,834
Other segment expenses	148,472	7,256	32,997	32,440	84,960	14,737	320,862
Compensation and benefits	213,618	23,489	123,558	5,054	6,208	10,439	382,366
Depreciation and amortization	4,852	2,078	11,738	5,743	68,097	(80)	92,428
Total Operating Expenses	597,785	82,957	197,308	108,677	225,016	64,747	1,276,490
Realized and unrealized gains (losses), net	—	2,581	(23,648)	13,598	27,215	—	19,746
Other income (loss), net	(3,251)	1,071	6,414	11,007	1,931	2,243	19,415
Total Other Income (Loss)	(3,251)	3,652	(17,234)	24,605	29,146	2,243	39,161
Income (Loss) before Income Taxes	$604,816	$24,289	$(68,783)	$24,064	$(5,442)	$(59,851)	$519,093

Total Assets	$29,209,893	$5,415,188	$4,453,860	$12,232,274	$4,873,489	$476,626	$56,661,330
Stockholders' Equity in Rithm Capital Corp.	$5,405,211	$1,019,643	$1,278,905	$1,632,030	$1,128,787	$(1,844,514)	$8,620,062

Second Quarter Ended June 30, 2026	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Commercial Real Estate	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$614,637	$—	$—	$—	$—	$—	$614,637
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(213,874))	(392,875)	—	—	—	—	—	(392,875)
Servicing revenue, net	221,762	—	—	—	—	—	221,762
Interest income	252,496	103,587	28,208	85,428	2,185	2,691	474,595
Gain on originated residential mortgage loans, held-for-sale, net	204,731	—	—	2,275	—	—	207,006
Management fees	—	—	88,789	—	1,696	—	90,485
Incentive fees	—	—	51,743	—	—	—	51,743
Asset management revenue	—	—	140,532	—	1,696	—	142,228
Commercial real estate revenue	—	—	—	—	182,130	—	182,130
Other residential-related revenue	25,222	—	—	29,338	—	—	54,560
Total Revenue	704,211	103,587	168,740	117,041	186,011	2,691	1,282,281
Interest expense and warehouse line fees	225,634	43,742	23,231	70,007	61,836	39,664	464,114
Other segment expenses	146,211	5,469	33,082	31,711	78,640	12,236	307,349
Compensation and benefits	214,708	22,740	130,211	6,688	11,474	24,656	410,477
Depreciation and amortization	5,474	1,966	12,040	7,184	66,803	80	93,547
Total Operating Expenses	592,027	73,917	198,564	115,590	218,753	76,636	1,275,487
Realized and unrealized gains, net	57	7,031	26,448	22,751	18	—	56,305
Other income (loss), net	879	314	17,404	7,295	(2,114)	9	23,787
Total Other Income (Loss)	936	7,345	43,852	30,046	(2,096)	9	80,092
Income (Loss) before Income Taxes	$113,120	$37,015	$14,028	$31,497	$(34,838)	$(73,936)	$86,886

Total Assets	$26,890,344	$5,060,530	$4,371,258	$11,531,136	$5,883,187	$372,413	$54,108,868
Stockholders' Equity in Rithm Capital Corp.	$5,492,541	$1,017,409	$1,319,373	$1,582,256	$1,218,777	$(2,113,494)	$8,516,862

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital Corp. (NYSE: RITM) is a New York-based global alternative asset manager with deep experience across credit, real estate, and other alternative strategies. The firm pairs institutional expertise with an entrepreneurial culture that looks for opportunity early and pursues it with discipline. Rithm combines an asset management platform with a family of operating companies, giving it direct insight into many of the markets in which it invests. That owner-operator approach is built to deliver enduring performance for clients, partners, and shareholders. For more information, visit www.rithmcap.com.

Investor Relations
212-850-7770
ir@rithmcap.com